Exhibit 99.1

Salesforce Reports Record First Quarter Fiscal 2026 Results
Exceeds Guidance Across All Metrics; cRPO up 12% Y/Y

SAN FRANCISCO, Calif. - May 28, 2025 - Salesforce (NYSE: CRM), the world's #1 AI CRM, today announced results for its first quarter fiscal 2026 ended April 30, 2025.

Results
•First quarter revenue of $9.8 billion, up 8% both year-over-year ("Y/Y") and in constant currency ("CC")
•First quarter subscription & support revenue of $9.3 billion, up 8% Y/Y and 9% in CC
•Current remaining performance obligation of $29.6 billion, up 12% Y/Y and 11% in CC
•First quarter GAAP operating margin of 19.8% and non-GAAP operating margin of 32.3%
•First quarter operating cash flow of $6.5 billion, up 4% Y/Y, and free cash flow of $6.3 billion, up 4% Y/Y
•Returned $3.1 billion to shareholders, including $2.7 billion in share repurchases and $402 million in dividends

“We delivered strong Q1 results and are raising our guidance by $400 million to $41.3 billion at the high end of the range,” said Marc Benioff, Chair and CEO, Salesforce. “We’ve built a deeply unified enterprise AI platform—with agents, data, apps, and a metadata platform—that is unmatched in the industry. With Agentforce, Data Cloud, our Customer 360 apps, Tableau, and Slack all built on one trusted, unified foundation, companies of every size can build a digital labor force—boosting productivity, reducing costs, and accelerating growth. And, with our agreement to acquire Informatica, we will bring together the industry’s leading AI CRM and AI-powered MDM and ETL platform to create the most complete, intelligent AI and data platform for the enterprise."

“I’m pleased by our momentum as we capitalize on the exciting agentic AI opportunity,” said Robin Washington, President and Chief Operating and Financial Officer, Salesforce. “Our Q1 performance reflects solid execution, driven by our continued focus on innovation, operational excellence, and maximizing value for our customers and shareholders."

Business Highlights
•Data Cloud and AI annual recurring revenue over $1 billion, up more than 120% Y/Y
•Nearly 60% of Q1 top 100 deals included Data Cloud and AI
•Salesforce has closed over 8,000 deals since launching Agentforce, of which half are paid
•On help.salesforce.com, Agentforce has handled over 750,000 requests, cutting case volume by 7% Y/Y
•Data Cloud ingested 22 trillion records in Q1, up 175% Y/Y
•More than half of Salesforce's Q1 Top 100 Deals included 6+ Clouds

Guidance
Yesterday, Salesforce announced that the Company signed a definitive agreement to acquire Informatica Inc. There is no anticipated impact to Salesforce’s FY26 guidance as a result of this transaction based on the expected close timing in early FY27.

With the U.S. dollar weakening in Q1, Salesforce now expects a currency tailwind for the business. This tailwind has been incorporated into the Company's updated FY26 guidance.

•Initiates second quarter FY26 revenue guidance of $10.11 billion to $10.16 billion, up 8% - 9% Y/Y and 7% - 8% in CC
•Raises full year FY26 revenue guidance to $41.0 billion to $41.3 billion, up 8% - 9% Y/Y and 8% in CC
•Maintains full year FY26 GAAP operating margin guidance of 21.6%, and non-GAAP operating margin guidance of 34.0%
•Maintains full year FY26 operating cash flow growth guidance of approximately 10% to 11% Y/Y

Salesforce's guidance includes GAAP and non-GAAP financial measures. The following tables summarize Salesforce's guidance for the second quarter fiscal 2026 and full-year fiscal 2026:

Q2 FY26 Guidance
	GAAP	Non-GAAP(1)
Revenue	$10.11 - $10.16 billion
Revenue growth(2)	8% - 9%	7% - 8% CC, $100M Y/Y FX
Diluted net income per share	$1.80 - $1.82	$2.76 - $2.78
Current remaining performance obligation growth(3)	Approximately 10%	Approximately 9% CC, $300M Y/Y FX

Full Year FY26 Guidance
	GAAP	Non-GAAP(1)
Revenue	$41.0 - $41.3 billion
Revenue growth(2)	8% - 9%	Approximately 8% CC, $250M Y/Y FX
Subscription & support revenue growth(4)	Approximately 9.5%	Approximately 9% CC
Operating margin	21.6%	34.0%
Diluted net income per share	$7.15 - $7.21	$11.27 - $11.33
Operating cash flow growth	Approximately 10% - 11%
Free cash flow growth		Approximately 9% - 10%
(1) Non-GAAP CC revenue growth, non-GAAP CC remaining performance obligation growth, non-GAAP CC subscription & support revenue growth, non-GAAP operating margin, non-GAAP diluted net income per share, and free cash flow growth are non-GAAP financial measures. See below for an explanation of non-GAAP financial measures. The Company's shares used in computing GAAP diluted net income per share guidance and non-GAAP diluted net income per share guidance excludes any impact to share count from potential Q2 - Q4 FY26 repurchase activity under our share repurchase program.
(2) Revenue FX impact is calculated by taking the current period rates compared to the prior period average rates.
(3) Current remaining performance obligation FX impact is calculated by taking the current period rates compared to the prior period ending rates.
(4) Subscription & support revenue excludes professional services revenue.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY26 Guidance
GAAP operating margin(1)	21.6%
Plus
Amortization of purchased intangibles(2)	3.7%
Stock-based compensation expense(2)(3)	8.4%
Restructuring(2)(3)	0.3%
Non-GAAP operating margin(1)	34.0%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY26.
(3) The percentages shown in the restructuring line have been calculated based on charges associated with the Company's restructuring initiatives. Stock-based compensation expense excludes stock-based compensation expense related to the Company's restructuring initiatives, which is included in the restructuring line.

The following is a per share reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share guidance for the next quarter and the full year:

	Fiscal 2026
	Q2	FY26
GAAP diluted net income per share range(1)(2)	$1.80 - $1.82	$7.15 - $7.21
Plus
Amortization of purchased intangibles	$0.39	$1.57
Stock-based compensation expense	$0.82	$3.54
Restructuring(3)	$—	$0.11
Less
Income tax effects and adjustments(4)	$(0.25)	$(1.10)
Non-GAAP diluted net income per share(2)	$2.76 - $2.78	$11.27 - $11.33
Shares used in computing basic net income per share (millions)(5)	960	963
Shares used in computing diluted net income per share (millions)(5)	967	971
(1) The Company's GAAP tax provision is expected to be approximately 22.5% for the three months ended July 31, 2025 and the year ended January 31, 2026. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.
(2) The Company's projected GAAP and non-GAAP diluted net income per share assumes no change to the value of our strategic investment portfolio as it is not possible to forecast future gains and losses. The impact of future gains or losses from the Company’s strategic investment portfolio could be material.
(3) The estimated impact to GAAP diluted net income per share is in connection with the Company's restructuring initiatives.
(4) The Company’s non-GAAP tax provision uses a long-term projected tax rate of 22.0%, which reflects currently available information and could be subject to change.
(5) The Company's shares used in computing GAAP net income per share guidance and non-GAAP net income per share guidance excludes any impact to share count from potential Q2 - Q4 FY26 repurchase activity under our share repurchase program.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Management will provide further commentary around these guidance assumptions on its earnings call.

Product Releases and Enhancements
Salesforce releases major updates for our core platform and apps three times a year, with additional updates happening regularly across our portfolio. These releases are a result of significant research and development investments made over multiple years, and are designed to help customers drive cost savings, boost efficiency, and build trust.

Robin Washington, President and Chief Operating and Financial Officer, along with product leaders, will participate in a Q1 FY26 Product and Innovation Overview webinar on Thursday, May 29, 2025, at 10:00 AM PT / 1:00 PM ET. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

To learn more about our newest innovations and product release highlights, including our latest Spring 2025 Product Release, see FY26 Q1 Product Releases and Announcements at https://www.salesforce.com/news/stories/fy26-q1-highlights/ and see our latest major release at www.salesforce.com/releases.

Environmental, Social, and Governance (ESG) Strategy
To learn more about our latest initiatives and priorities, review our recently published Stakeholder Impact Report at https://salesforce.com/stakeholder-impact-report.

Quarterly Conference Call
Salesforce plans to host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce helps organizations of any size reimagine their business with AI. Agentforce — the first digital labor solution for enterprises — seamlessly integrates with Customer 360 applications, Data Cloud, and Einstein AI to create a limitless workforce, bringing humans and agents together to deliver customer success on a single, trusted platform. Visit www.salesforce.com for more information.

Mike Spencer
Salesforce
Investor Relations
investor@salesforce.com

Carolyn Guss
Salesforce
Public Relations
415-536-4966
pr@salesforce.com

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company's financial and operating results and guidance, which include, but are not limited to, expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, net income per share, operating cash flow growth, operating margin, expected revenue growth, expected foreign currency exchange rate impact, expected current remaining performance obligation growth, expected tax rates or provisions, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, strategic investments, expected restructuring expense or charges and expected timing of product releases and enhancements. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results or outcomes could differ materially and adversely from those expressed or implied by our forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with:
•our ability to consummate the proposed Informatica transaction on a timely basis or at all, including our ability to obtain regulatory approvals and satisfy other conditions precedent to the completion of the transaction;
•the effect of the announcement of the Informatica transaction on our operating results, the market price of our common stock, our ability to retain and hire key personnel and our ability to maintain relationships with customers, suppliers and others with whom we or Informatica do business;
•our ability to maintain sufficient security levels and service performance, avoid downtime and prevent, detect and remediate performance degradation and security breaches;
•our ability to secure sufficient data center capacity;
•our reliance on third-party infrastructure providers, including hardware, software, energy and platform providers and the organizations responsible for the development and maintenance of Internet infrastructure;
•uncertainties regarding AI technologies and their integration into our product offerings;
•the evolving landscape related to environmental, social and governance (“ESG”) matters;
•the effect of evolving government regulations, including those related to our industry and providing services on or accessing the Internet, and those addressing ESG matters, data privacy, cybersecurity, cross-border data transfers, government contracting and procurement, and import and export controls;
•current and potential litigation and regulatory investigations involving us or our industry;
•our ability to successfully expand or introduce new services and product features, including related to AI and Agentforce;
•our ability to successfully complete, integrate and realize the benefits from acquisitions or other strategic transactions;

•uncertainties regarding the pace of change and innovation and our ability to compete in the markets in which we participate;
•our ability to successfully execute our business strategy and our business plans, including efforts to expand internationally and related risks;
•our ability to predict and meet expectations regarding our operating results and cash flows, including revenue and remaining performance obligation, including as a result of the seasonal nature of our sales cycle and the variability in our results arising from the accounting for term license revenue products and some complex transactions;
•our ability to predict and limit customer attrition and costs related to those efforts;
•the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions;
•our real estate and office facilities strategy and related costs and uncertainties;
•the performance of our strategic investment portfolio, including fluctuations in the fair value of our investments;
•our ability to protect our intellectual property rights;
•our ability to maintain and enhance our brands;
•uncertainties regarding the valuation and potential availability of certain tax assets;
•the impact of new accounting pronouncements and tax laws;
•uncertainties affecting our ability to estimate our tax rate, including our tax obligations in connection with potential jurisdictional transfer of intellectual property;
•uncertainties regarding the effect of geopolitical events, inflationary pressures, market and macroeconomic volatility, financial institution instability, changes in monetary policy, foreign currency exchange rate and interest rate fluctuations, uncertainty regarding changes in trade policies, including trade wars, the threat or imposition of tariffs or other trade restrictions as well as any retaliatory actions, and climate change, natural disasters and actual or threatened public health emergencies on our workforce, business, and operating results;
•uncertainties regarding the impact of expensing stock options and other equity awards;
•the sufficiency of our capital resources, including our ability to execute our share repurchase program and declare future cash dividends;
•our ability to comply with our debt covenants and lease obligations; and
•uncertainties regarding impacts to our workforce and workplace culture, such as those arising from our current and future office environments or remote work policies or our ability to realize the expected benefits of the Company's restructuring initiatives.

Further information on these and other factors that could affect the Company’s actual results or outcomes is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the Company’s website at investor.salesforce.com/financials/.

Salesforce, Inc. assumes no obligation and does not intend to revise or update publicly any forward-looking statements for any reason, except as required by law.

© 2025 Salesforce, Inc.  All rights reserved.  Salesforce and other marks are trademarks of Salesforce, Inc.  Other brands featured herein may be trademarks of their respective owners.

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Salesforce, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

1	Three Months Ended April 30,
	2025	2024
Revenues:
Subscription and support	$9,297	$8,585
Professional services and other	532	548
Total revenues	9,829	9,133
Cost of revenues (1)(2):
Subscription and support	1,611	1,560
Professional services and other	654	602
Total cost of revenues	2,265	2,162
Gross profit	7,564	6,971
Operating expenses (1)(2):
Research and development	1,460	1,368
Sales and marketing	3,429	3,239
General and administrative	697	647
Restructuring	36	8
Total operating expenses	5,622	5,262
Income from operations	1,942	1,709
Gains (losses) on strategic investments, net	(63)	37
Other income	95	121
Income before provision for income taxes	1,974	1,867
Provision for income taxes	(433)	(334)
Net income	$1,541	$1,533
Basic net income per share	$1.61	$1.58
Diluted net income per share (3)	$1.59	$1.56
Shares used in computing basic net income per share	960	970
Shares used in computing diluted net income per share	970	985
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenues	$162	$238
Sales and marketing	233	223
(2)Amounts include stock-based compensation expense, as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenues	$151	$119
Research and development	275	260
Sales and marketing	285	290
General and administrative	88	81
Restructuring	15	0
(3)During the three months ended April 30, 2025 and 2024, gains (losses) on strategic investments impacted GAAP diluted net income per share by $(0.05) and $0.03 based on a U.S. tax rate of 23.5% and 24.5%, respectively, and non-GAAP diluted net income per share by $(0.05) and $0.03 based on a non-GAAP tax rate of 22.0%.

Salesforce, Inc.
Condensed Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended April 30,
	2025	2024
Revenues:
Subscription and support	95%	94%
Professional services and other	5	6
Total revenues	100	100
Cost of revenues (1)(2):
Subscription and support	16	17
Professional services and other	7	7
Total cost of revenues	23	24
Gross profit	77	76
Operating expenses (1)(2):
Research and development	15	15
Sales and marketing	35	35
General and administrative	7	7
Restructuring	0	0
Total operating expenses	57	57
Income from operations	20	19
Gains (losses) on strategic investments, net	(1)	0
Other income	1	1
Income before provision for income taxes	20	20
Provision for income taxes	(4)	(3)
Net income	16%	17%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenues	2%	3%
Sales and marketing	2	2

(2)Amounts include stock-based compensation expense as a percentage of total revenues, as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenues	1%	1%
Research and development	3	3
Sales and marketing	3	3
General and administrative	1	1
Restructuring	0	0

Salesforce, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	April 30, 2025	January 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$10,928	$8,848
Marketable securities	6,480	5,184
Accounts receivable, net	4,354	11,945
Costs capitalized to obtain revenue contracts, net	1,924	1,971
Prepaid expenses and other current assets	2,180	1,779
Total current assets	25,866	29,727
Property and equipment, net	3,131	3,236
Operating lease right-of-use assets, net	2,129	2,157
Noncurrent costs capitalized to obtain revenue contracts, net	2,342	2,475
Strategic investments	4,941	4,852
Goodwill	51,281	51,283
Intangible assets acquired through business combinations, net	4,033	4,428
Deferred tax assets and other assets, net	4,887	4,770
Total assets	$98,610	$102,928
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$5,804	$6,658
Operating lease liabilities, current	593	579
Unearned revenue	17,799	20,743
Total current liabilities	24,196	27,980
Noncurrent debt	8,435	8,433
Noncurrent operating lease liabilities	2,341	2,380
Other noncurrent liabilities	2,972	2,962
Total liabilities	37,944	41,755
Stockholders’ equity:
Common stock	1	1
Treasury stock, at cost	(22,199)	(19,507)
Additional paid-in capital	65,490	64,576
Accumulated other comprehensive loss	(130)	(266)
Retained earnings	17,504	16,369
Total stockholders’ equity	60,666	61,173
Total liabilities and stockholders’ equity	$98,610	$102,928

Salesforce, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

1	Three Months Ended April 30,
	2025	2024
Operating activities:
Net income	$1,541	$1,533
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (1)	843	879
Amortization of costs capitalized to obtain revenue contracts, net	545	517
Stock-based compensation expense	814	750
(Gains) losses on strategic investments, net	63	(37)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	7,591	7,162
Costs capitalized to obtain revenue contracts, net	(365)	(248)
Prepaid expenses and other current assets and other assets	(481)	(514)
Accounts payable and accrued expenses and other liabilities	(1,007)	(755)
Operating lease liabilities	(124)	(85)
Unearned revenue	(2,944)	(2,955)
Net cash provided by operating activities	6,476	6,247
Investing activities:
Business combinations, net of cash acquired	0	(338)
Purchases of strategic investments	(149)	(203)
Sales of strategic investments	6	53
Purchases of marketable securities	(2,086)	(3,252)
Sales of marketable securities	405	616
Maturities of marketable securities	436	636
Capital expenditures	(179)	(163)
Net cash used in investing activities	(1,567)	(2,651)
Financing activities:
Repurchases of common stock	(2,633)	(2,133)
Proceeds from employee stock plans	294	533
Principal payments on financing obligations	(179)	(120)
Repayments of debt	0	0
Payments of dividends and dividend equivalents	(402)	(388)
Net cash used in financing activities	(2,920)	(2,108)
Effect of exchange rate changes	91	(2)
Net increase in cash and cash equivalents	2,080	1,486
Cash and cash equivalents, beginning of period	8,848	8,472
Cash and cash equivalents, end of period	$10,928	$9,958
(1)    Includes amortization of intangible assets acquired through business combinations, depreciation of fixed assets and amortization and impairment of right-of-use assets.

Salesforce, Inc.
Additional Metrics
(Unaudited)
Supplemental Revenue Analysis
Remaining Performance Obligation
Remaining performance obligation ("RPO") represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. RPO is influenced by several factors, including seasonality, the timing of renewals, the timing of term license deliveries, average contract terms and foreign currency exchange rates. Remaining performance obligation is also impacted by acquisitions. Unbilled portions of RPO denominated in foreign currencies are revalued each period based on the period end exchange rates. The portion of RPO that is unbilled is not recorded on the condensed consolidated balance sheets.
RPO consisted of the following (in billions):

	Current	Noncurrent	Total
As of April 30, 2025	$29.6	$31.3	$60.9
As of January 31, 2025	30.2	33.2	63.4
As of October 31, 2024	26.4	26.7	53.1
As of July 31, 2024	26.5	27.0	53.5
As of April 30, 2024	26.4	27.5	53.9
Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended April 30,
	2025	2024
Unearned revenue, beginning of period	$20,743	$19,003
Billings and other (1)	6,885	6,191
Revenue recognized over time	(9,211)	(8,571)
Revenue recognized at a point in time	(618)	(562)
Unearned revenue, end of period	$17,799	$16,061
(1)     Other includes, for example, the impact of foreign currency translation, contributions from contract assets and business combinations.
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended April 30,
	2025	2024
Sales	$2,131	$1,998
Service	2,334	2,182
Platform and Other	1,963	1,718
Marketing and Commerce	1,325	1,282
Integration and Analytics	1,544	1,405
	$9,297	$8,585

Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended April 30,
	2025	2024
Americas	$6,469	$6,062
Europe	2,337	2,145
Asia Pacific	1,023	926
	$9,829	$9,133
Constant Currency Growth Rates
Subscription and support revenues constant currency growth rates by the Company's service offerings were as follows:

	Three Months Ended April 30, 2025 Compared to Three Months Ended April 30, 2024	Three Months Ended January 31, 2025 Compared to Three Months Ended January 31, 2024	Three Months Ended April 30, 2024 Compared to Three Months Ended April 30, 2023
Sales	7%	9%	11%
Service	7%	9%	11%
Platform and Other	14%	12%	10%
Marketing and Commerce	4%	8%	10%
Integration and Analytics	10%	6%	25%
Total growth	9%	9%	13%
Revenue constant currency growth rates by geographical region were as follows:

	Three Months Ended April 30, 2025 Compared to Three Months Ended April 30, 2024	Three Months Ended January 31, 2025 Compared to Three Months Ended January 31, 2024	Three Months Ended April 30, 2024 Compared to Three Months Ended April 30, 2023
Americas	7%	8%	11%
Europe	9%	7%	9%
Asia Pacific	11%	14%	21%
Total growth	8%	9%	11%
Current remaining performance obligation constant currency growth rates were as follows:

	April 30, 2025 Compared to April 30, 2024	January 31, 2025 Compared to January 31, 2024	April 30, 2024 Compared to April 30, 2023
Total growth	11%	11%	10%

Salesforce, Inc.
GAAP Results Reconciled to Non-GAAP Results
The following tables reflect selected GAAP results reconciled to Non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2025	2024
Non-GAAP income from operations
GAAP income from operations	$1,942	$1,709
Plus:
Amortization of purchased intangibles (1)	395	461
Stock-based compensation expense (2)(3)	799	750
Restructuring	36	8
Non-GAAP income from operations	$3,172	$2,928
Non-GAAP operating margin as a percentage of revenues
Total revenues	$9,829	$9,133
GAAP operating margin (4)	19.8%	18.7%
Non-GAAP operating margin (4)	32.3%	32.1%
Non-GAAP net income
GAAP net income	$1,541	$1,533
Plus:
Amortization of purchased intangibles (1)	395	461
Stock-based compensation expense (2)(3)	799	750
Restructuring	36	8
Income tax effects and adjustments	(272)	(345)
Non-GAAP net income	$2,499	$2,407

	Three Months Ended April 30,
	2025	2024
Non-GAAP diluted net income per share
GAAP diluted net income per share	$1.59	$1.56
Plus:
Amortization of purchased intangibles (1)	0.41	0.47
Stock-based compensation expense (2)(3)	0.82	0.76
Restructuring	0.04	0.01
Income tax effects and adjustments	(0.28)	(0.36)
Non-GAAP diluted net income per share	$2.58	$2.44
Shares used in computing non-GAAP diluted net income per share	970	985

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenues	$162	$238
Sales and marketing	233	223
	$395	$461

(2)Stock-based compensation expense, excluding stock-based compensation expense related to restructuring, was as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenues	$151	$119
Research and development	275	260
Sales and marketing	285	290
General and administrative	88	81
	$799	$750

(3)    Stock-based compensation expense included in the GAAP to non-GAAP reconciliation tables above excludes stock-based compensation expense related to restructuring activities for each of the three months ended April 30, 2025 and 2024 of $15 million and $0 million, respectively, which are included in the restructuring line.

(4)    GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation expense and charges associated with the Company's restructuring activities.

Salesforce, Inc.
Computation of Basic and Diluted GAAP and Non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2025	2024
GAAP Basic Net Income Per Share
Net income	$1,541	$1,533
Basic net income per share	$1.61	$1.58
Shares used in computing basic net income per share	960	970

	Three Months Ended April 30,
	2025	2024
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$2,499	$2,407
Non-GAAP basic net income per share	$2.60	$2.48
Shares used in computing non-GAAP basic net income per share	960	970

	Three Months Ended April 30,
	2025	2024
GAAP Diluted Net Income Per Share
Net income	$1,541	$1,533
Diluted net income per share	$1.59	$1.56
Shares used in computing diluted net income per share	970	985

	Three Months Ended April 30,
	2025	2024
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$2,499	$2,407
Non-GAAP diluted net income per share	$2.58	$2.44
Shares used in computing non-GAAP diluted net income per share	970	985

Supplemental Cash Flow Information
Computation of Free Cash Flow, a Non-GAAP Measure
(in millions)
(Unaudited)

	Three Months Ended April 30,
	2025	2024
GAAP net cash provided by operating activities	$6,476	$6,247
Capital expenditures	(179)	(163)
Free cash flow	$6,297	$6,084

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP net income per share, non-GAAP tax rates, free cash flow, constant currency revenue, constant currency subscription and support revenue growth rate and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s condensed consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP financial measures when planning, monitoring and evaluating the Company’s performance.

The primary purpose of using non-GAAP financial measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP financial measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles and charges associated with the Company's restructuring activities. Non-GAAP net income per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, charges related to the Company's restructuring activities and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the Company’s long-term benefit over multiple periods.

As described above, the Company excludes or adjusts for the following in its non-GAAP results and guidance:

•Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation expense to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and, in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Restructuring: Restructuring charges are costs associated with a formal restructuring plan and may include employee notice period costs and severance payments, lease or contract termination costs, asset impairments, accelerated depreciation and amortization and other related expenses. The Company excludes these restructuring charges because they are distinct from ongoing operational costs and it does not believe they are reflective of current and expected future business performance and operating results.

•Gains (Losses) on Strategic Investments, net: The Company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the Company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods, including its guidance. Gains (Losses) on Strategic Investments, net, are included in its GAAP financial statements.

•Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based compensation expenses and the amortization of purchased intangibles. The projected rate also considers factors including the Company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. For fiscal 2025, the Company used a projected non-GAAP tax rate of 22.0%. For fiscal 2026, the Company uses a projected non-GAAP tax rate of 22.0%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix due to acquisition activity or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate.

The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present constant currency revenue growth rates, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to rather than the actual exchange rates in effect during that period. To present current remaining performance obligation growth rates on a constant currency basis, current remaining performance obligation balances in local currencies in previous comparable periods are converted using the United States dollar currency exchange rate as of the most recent balance sheet date.

The Company defines Data Cloud and AI annual recurring revenue ("ARR") as the annualized recurring value of active Data Cloud and certain generative Artificial Intelligence (“AI”) subscription agreements, including those for Agentforce and standalone generative AI products, at the end of the reporting period.

The Company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures.